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                                                                     EXHIBIT 5.2

                       [Letterhead of Vail Resorts, Inc.]



                                        August 18, 1999


VAIL RESORTS, INC.
137 Benchmark Road
Avon, Colorado 81620

          Re: 8 3/4% Senior Subordinated Notes due 2009, Series B, of Vail Resorts, Inc. and related Guarantees
               ----------------------------------------------------

Ladies and Gentlemen:

          I am General Counsel for Vail Resorts, Inc. (the "Company") and the guarantors listed on Exhibit I hereto (collectively, the "Guarantors" and, together with Company, the "Issuers") in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by, among others, the Company and the Guarantors with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933, as amended (the "Act"), of (i) up to $200,000,000 principal amount of 8 3/4% Senior Subordinated Notes due 2009, Series B, of the Company (the "Exchange Notes"), and (ii) the Guarantors' unconditional guarantee of the Exchange Notes (the "Guarantees," and together with the Exchange Notes, the "Securities"). The Securities will be issued pursuant to an indenture dated as of May 11, 1999 (the "Indenture"), between the Company, the Guarantors. and the United States Trust Company of New York, as trustee, in connection with the exchange offer (the "Exchange Offer") pursuant to which the Securities will be issued for a like principal amount of the Company's outstanding 8 3/4% Senior Subordinated Notes due 2009.
Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Statement.

          In connection therewith, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the Certificates of Incorporation of the Issuers, resolutions of the Boards of Directors of the Issuers with respect to the filing of the Registration
Statement and such other documents as we have deemed necessary or appropriate for the purpose of rendering this opinion.
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          In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact, we have relied upon representations of officers of the Issuers.

          Based upon the foregoing, and subject to the qualifications stated herein, it is our opinion that:

          The Exchange Notes have been duly authorized for issuance by the Company and, when duly executed, authenticated and delivered in exchange for the Initial Notes in accordance with the terms of the Exchange Offer and the Indenture as contemplated by the Registration Statement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          Subject to the exceptions set forth in the next paragraph hereof, the Guarantees of the Guarantors have been duly authorized by the Guarantors and, when the Exchange Notes have been duly executed, authenticated and delivered in accordance with the terms of the Exchange Offer and the Indenture as contemplated by the Registration Statement and the Guarantees of the Guarantors have been duly executed and delivered, the Guarantees of the Guarantors will constitute valid and legally binding obligations of the Guarantors, entitled to the benefits of the Indenture and enforceable against the Guarantors in accordance with their terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          I am an attorney admitted to practice in the State of Colorado. I express no opinion concerning the laws of any jurisdiction other than the laws of the State of Colorado and the Federal laws of the United States of America. With respect to the opinions expressed in paragraph 2 hereof concerning Property Management Acquisition Corp., Inc., The Village at Breckenridge Acquisition Corp., Inc. and the Grand Teton Lodge Company, I have assumed that the Guarantees have been duly authorized by such entities.

                                      -2-
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          I hereby consent to any reference required by law to the undersigned as the Company's general or legal counsel in the Registration Statement under the caption "Legal Matters," and to the inclusion of this opinion as an exhibit to the Registration Statement. M Y consent to such reference does not constitute a consent under Section 7 of the Securities Act and in consenting to such reference I have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ Martha D. Rehm

                                      -3-
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                                                                       EXHIBIT I

Vail Holdings, Inc.
The Vail Corporation
Beaver Creek Associates, Inc.
Beaver Creek Consultants, Inc.
Lodge Properties, Inc.
Piney River Ranch, Inc.
Vail Food Services, Inc.
Vail Resorts Development Company
Vail Summit Resorts, Inc.
Vail Trademarks, Inc.
Vail/Arrowhead, Inc.
Vail/Beaver Creek Resort Properties, Inc.
Beaver Creek Food Services, Inc.
Lodge Realty, Inc.
Vail Associates Consultants, Inc.
Vail Associates Holdings, Ltd.
Vail Associates Management Company
Vail Associates Real Estate, Inc.
Vail/Battle Mountain, Inc.
Keystone Conference Services, Inc.
Keystone Development Sales, Inc.
Keystone Food and Beverage Company
Keystone Resort Property Management Company
Property Management Acquisition Corp., Inc.
The Village at Breckenridge Acquisition Corp., Inc.
Grand Teton Lodge Company
Larkspur Restaurant & Bar, LLC